FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

NOLAND COMPANY

A Virginia Corporation IRS Identification #54-0320170

Commission File No. #2-27393

80 29th Street

Newport News, VA 23607

Telephone: (757) 928-9000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibit 99.1 - Noland Company Press Release dated February 23, 2004

Item 9. Regulation FD Disclosure

On February 23, 2004, Noland Company issued a press release reporting its financial results for the three and twelve months ended December 31, 2003. A copy of the release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

In addition to being furnished pursuant to "Item 9. Regulation FD Disclosure" ("Item 9") of Form 8-K, the information contained in this Form 8-K is being furnished pursuant to "Item 12. Results of Operations and Financial Condition," under Item 9 of Form 8-K, as directed by the United States Securities and Exchange Commission release No. 34-47583.

The information in this Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Exhibit
Number	Description
99.1	Press release dated February 23, 2004 issued by Noland Company

SIGNATURE

Pursuant of the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Noland Company

Date: February 24, 2004 By: Arthur P. Henderson, Jr.

Arthur P. Henderson, Jr.

Vice President - Finance